UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2009

Regal Entertainment Group

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2009, Regal Entertainment Group (the “Company”) announced the following appointments, all of which are effective as of June 30, 2009, with respect to the Company’s directors and executive officers, each of which was approved by the Company’s Board of Directors (the “Board”) on May 5, 2009. The press release announcing the appointments is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(i)            The Board appointed executive officers of the Company, effective June 30, 2009, as set forth below:

Name, Age and Current Positions and Offices	New Positions and Offices as of June 30, 2009
Michael L. Campbell, 55, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	Executive Chairman of the Board

Amy E. Miles, 42, Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Treasurer	Chief Executive Officer (designated by the Board as Principal Executive Officer)

David H. Ownby, 39, Senior Vice President (Principal Accounting Officer)	Executive Vice President, Chief Financial Officer (designated by the Board as Principal Financial Officer and Principal Accounting Officer), and Treasurer

Michael L. Campbell is our current Chairman and Chief Executive Officer. Mr. Campbell has served as a director since March 2002 and is a member of our Executive Committee. Mr. Campbell served as our Co-Chairman of the Board and Co-Chief Executive Officer since March 2002. Mr. Campbell became our Chief Executive Officer and Chairman of the Board in May 2005. Mr. Campbell founded Regal Cinemas, Inc. in November 1989, and has served as Chief Executive Officer of Regal Cinemas, Inc. since its inception. Prior thereto, Mr. Campbell was the Chief Executive Officer of Premiere Cinemas Corporation, which he co-founded in 1982, and served in such capacity until Premiere was sold in October 1989. Mr. Campbell is a director of NCM, Inc. and the National Association of Theatres Owners (‘‘NATO’’) and serves on its executive committee of the board of directors.

Amy E. Miles is our current Executive Vice President, Chief Financial Officer and Treasurer and has served as such since March 2002. Ms. Miles has served as the Executive Vice President, Chief Financial Officer and Treasurer of Regal Cinemas, Inc. since January 2000. Prior thereto, Ms. Miles served as Senior Vice President of Finance from April 1999, when she joined Regal Cinemas, Inc. Ms. Miles was a Senior Manager with Deloitte & Touche LLP from 1998 to 1999. From 1989 to 1998, she was with PricewaterhouseCoopers.

David H. Ownby has served as our Senior Vice President of Finance since March 2002 and as our Chief Accounting Officer since May 2006.  Mr. Ownby served as the Company’s Vice President Finance and Director of Financial Projects from October 1999 to March 2002.  Prior to joining the Company, Mr. Ownby served with Ernst & Young from September 1992 to October 1999.

(ii)           In connection with these appointments, Mr. Campbell’s and Ms. Miles’ employment agreements were amended, and Mr. Ownby entered into an employment agreement with the Company. Further, Gregory W. Dunn’s employment agreement with the Company was amended in connection with these changes.  All of the employments agreements with each of Messrs. Campbell, Dunn and Ownby and Ms. Miles (each an “Executive”) are effective June 30, 2009 and described below.

The agreements have an initial term of three years, unless earlier terminated, and provide for an automatic extension of one year, so that the remaining term of each Executive’s employment shall be three (3) years.  Each of these employment agreements also provides for severance payments if we terminate such Executive’s employment, or such Executive resigns for good reason, within three months prior to, or within one year after, a change in control of the Company equal to: (i) the actual bonus, pro-rated to the date of termination, that he or she would have received in respect of the fiscal year in which the termination occurs; (ii) in the case of Mr. Campbell and Ms. Miles, two and one-half times his or her annual base salary plus two times his or her target bonus, and health and life insurance benefits for 30 months and in the case of Mr. Dunn or Mr. Ownby, two times their annual salary plus one and one-half times their target bonus; and (iii) health and life insurance benefits for 30 months.  Under the employment agreements, ‘‘good reason’’ is defined as one or more of the following conditions arising without the consent of the Executive and which has not been remedied by the Company within thirty (30) days after receipt of written notice thereof given by the Executive (i) a material reduction in Executive’s base salary or the establishment of or any amendment to the annual cash bonus plan which would materially impair the ability of the Executive to receive the target bonus (other than the establishment of reasonable EBITDA or other reasonable performance targets to be set annually in good faith by the board), (ii) a material diminution of Executive’s titles, offices, positions or authority, excluding for this purpose an action not taken in bad faith; or the assignment to Executive of any duties inconsistent with Executive’s position (including status or reporting requirements), authority, or material responsibilities, or the removal of Executive’s authority or material responsibilities, excluding for this purpose an action not taken in bad faith, (iii) a transfer of Executive’s primary workplace by more than fifty (50) miles from the current workplace, (iv) a material breach of the employment agreement by the Company, or (v) the Executive is no longer serving in the position for which the employment agreement relates, and in the case of Mr. Campbell, that he is no longer a member of the board of directors. Under the employment agreements, ‘‘change of control’’ is defined as both (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than certain entities controlled by Philip F. Anschutz, of 20% or more of the combined voting power of the then-outstanding voting securities of the Company and (2) the beneficial ownership of such individual, entity or group of more than 20% of the voting power of the Company exceeds the beneficial ownership of such entities controlled by Mr. Anschutz.

We also provide for severance payments if we terminate these Executives’ employment without cause or if these Executives terminate their employment for good reason if Executive provides written notification to the Company of the existence of a condition constituting good reason within 90 days of the initial existence of such condition and the resignation occurs within two (2) years of such existence date.  These severance payments would be equal to two times such Executive’s base annual salary plus one times such Executive’s target cash bonus. Each Executive is also entitled to receive, pro-rated to the date of termination, any bonus he or she would have received for that year as well as health and life insurance benefits for 24 months from the date of the termination of his or her employment. Under the employment agreements, “cause” is defined as (i) any willful breach of any material written policy of the Company that results in material and demonstrable liability or loss to the Company; (ii) the Executive engaging in conduct involving moral turpitude that causes material and demonstrable injury, monetarily or otherwise, to the Company, including, but not limited to, misappropriation or conversion of assets of the Company (other than immaterial assets); (iii) conviction of or entry of a plea of nolo contendere to a felony; or (iv) a material breach of the employment agreement by engaging in action in violation of the restrictive covenants in the employment agreement.  For purposes of defining “cause” under the employment agreements, no act or failure to act by the Executive shall be deemed “willful” if done, or omitted to be done, by him in good faith and with the reasonable belief that his action or omission was in the best interest of the Company.

Each of the following changes is effective June 30, 2009:

Name, Position and Offices, as reflected in the amended or new employment agreements, as applicable	Fiscal 2009 Base Salary (Annualized)	Target and Stretch Annual Executive Incentive Award, as a percent of Base Salary
Michael L. Campbell, Executive Chairman of the Board	$800,000	100% (Target) 100%-150% (Stretch)
Amy E. Miles, Chief Executive Officer	$650,000	100% (Target) 100%-150% (Stretch)
Gregory W. Dunn, President and Chief Operating Officer	$477,500	100% (Target) 100%-150% (Stretch)
David H. Ownby, Executive Vice President, Chief Financial Officer, and Treasurer	$350,000	75% (Target) 75%-112.5% (Stretch)

Under the employment agreements, annual executive incentive awards will be paid in accordance with the Company’s annual executive incentive program, as described in the Company’s 2009 Proxy Statement (the “Company’s Proxy Statement”), filed with the Securities and Exchange Commission on April 17, 2009. Messrs. Campbell, Dunn and Ownby and Ms. Miles will also be eligible to receive annual equity awards under the Company’s 2002 Stock Incentive Plan, as described in the Company’s Proxy Statement. In connection with her appointment as Chief Executive Officer of the Company, Ms. Miles will receive a one-time award of restricted stock with a four-year cliff vesting schedule, having a grant date fair value of $2,000,000, with such grant date fair value computed in accordance with FAS 123R.

Each Executive’s employment agreement contains standard provisions for non-competition and non-solicitation of the Company’s employees (other than Executive’s secretary or other administrative employee who worked directly for him or her) that become effective as of the date of the Executive’s termination of employment and that continue for one year thereafter.  Each Executive is also subject to a permanent covenant to maintain confidentiality of the Company’s confidential information.

The amended and new employment agreements, as applicable, are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, and incorporated by reference herein. The description of such employment agreements contained herein is qualified in its entirety by reference to the employment agreements filed as exhibits hereto.

(iii)          Effective June 30, 2009, the Board increased the size of the Board to ten directors and filled the vacancy on the Board with the appointment of Amy E. Miles to the Board. Ms. Miles has not been named to any committees of the Board nor will she receive additional compensation for her service on the Board. In connection with her appointment to the Board, Ms. Miles is expected to enter into the Company’s form director indemnification agreement. Pursuant to the form director indemnification agreement, the Company will indemnify each director who becomes a party thereto against claims arising out of events or occurrences related to such individual’s service on the Company’s Board; provided such individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and our stockholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under the indemnification agreements, the Company agrees to maintain directors’ and officers’ liability insurance for our directors.

(iv)          There is no arrangement or understanding between either Ms. Miles or Mr. Ownby and any other persons pursuant to which Ms. Miles was or has been selected as an officer or director, or to which Mr. Ownby was or has been selected as an officer.  Neither Ms. Miles nor Mr. Ownby has any family relationships with any director, executive officer, or person nominated to be chosen by the Company to become a director or executive officer. Neither Ms. Miles nor Mr. Ownby is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01   Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Exhibit Description
10.1	Amended and Restated Employment Agreement, dated May 5, 2009, by and between Regal Entertainment Group and Michael L. Campbell.
10.2	Amended and Restated Employment Agreement, dated May 5, 2009, by and between Regal Entertainment Group and Amy E. Miles.
10.3	Amended and Restated Employment Agreement, dated May 5, 2009, by and between Regal Entertainment Group and Gregory W. Dunn.
10.4	Employment Agreement, dated May 5, 2009, by and between Regal Entertainment Group and David H. Ownby.
99.1	Press Release, dated May 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: May 6, 2009	By:	/s/ PETER B. BRANDOW
	Name:	Peter B. Brandow
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Amended and Restated Employment Agreement, dated May 5, 2009, by and between Regal Entertainment Group and Michael L. Campbell.
10.2	Amended and Restated Employment Agreement, dated May 5, 2009, by and between Regal Entertainment Group and Amy E. Miles.
10.3	Amended and Restated Employment Agreement, dated May 5, 2009, by and between Regal Entertainment Group and Gregory W. Dunn.
10.4	Employment Agreement, dated May 5, 2009, by and between Regal Entertainment Group and David H. Ownby.
99.1	Press Release, dated May 6, 2009.